EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2007, relating to the consolidated financial statements of Vanda Pharmaceuticals Inc. and Subsidiary, which appears in Vanda Pharmaceuticals Inc.’s Form 10-K (No. 000-51863) filed March 16, 2007.
/s/ PricewaterhouseCoopers LLP
McLean, VA
March 23, 2007